Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

ZYNEX MEDICAL HOLDINGS, INC.

Warrant for the Purchase of Shares of
Common Stock

Date: October 18, 2006

No. [Insert #]	429,867 Shares

FOR VALUE RECEIVED, ZYNEX MEDICAL HOLDING, INC., a Nevada corporation (the “Company”), hereby grants to Ascendiant capital group, llc. its designee or its permitted assigns, subject to the terms and conditions set forth herein, the right to purchase from the Company, Four Hundred Twenty Nine Thousand Eight Hundred Sixty Seven (429,867) fully paid and non-assessable shares of common stock of the Company.

For purposes of this Warrant, (i) said common stock of the Company, is referred to as the “Common Stock,” (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as defined below) are referred to as the “Warrant Shares;” (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the “Aggregate Warrant Price” (initially $167,648.13, subject to adjustment as provided herein); (iv) the price payable (initially $0.39 per share subject to adjustment as provided below) for each of the Warrant Shares issuable hereunder is referred to as the “Per Share Warrant Price;” (v) this Warrant issued as of the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant is referred to as the “Warrant” and (vi) the holder of this Warrant is referred to as the “Holder.”

1. Exercise of Warrant.

(a) This Warrant may be exercised by Holder, in whole or in part, at any time, or from time to time, for a period of five years from the date hereof by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exer-cised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company.

(b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof, if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Reservation of Warrant Shares. The Company agrees that it shall at all times have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal.

3. Certain Adjustments. The number of and kind of securities purchasable upon exercise of this Warrant and the Per Share Warrant Price shall be subject to adjustment from time to time as follows:

(a) Certain Dilutive Issuances.

Special Definitions. For purposes of this Section 3, the following definitions apply:

(i) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

(ii) “Original Issue Date” shall mean the date hereof.

(iii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for common stock of Company.

(iv) “Additional Shares of Common Stock” shall mean all shares of common stock issued (or, pursuant to Section 3(c) below deemed to be issued) by the Company after the Original Issue Date, other than shares of common stock issuable or issued:

A. upon the exercise or conversion of exercisable securities or Convertible Securities outstanding as of the Original Issue Date;

B. upon exercise of stock options to officers, directors, employees or consultants of The Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of the Company;

C. as stock splits or subdivisions or stock dividends in respect of which the Per Share Warrant Price is adjusted pursuant to Section 3(e) or Section 3(f);

D. in connection with any joint venture approved by the Board of Directors of the Company;

E. to vendors in payment of normal and customary fees or in settlement of outstanding accounts payable in an aggregate amounts not to exceed 1% of the Company’s outstanding Common Stock (measured as of the Original Issue Date and each anniversary date thereof) in each 12 month period following the Original Issue Date, provided that any such Additional Shares of Common Stock must be valued, as of the day such Additional Shares of Common Stock are issued or deemed to be issued, at or above the market price of the Company’s Common Stock on the day of issuance,

F. in connection with an acquisition by the Company of the securities, assets or business of another company; or

G. in connection with sales of shares of Common Stock or Convertible Securities by the Company.

(b) No Adjustment of Per Share Warrant Price. Any provision herein to the contrary notwithstanding, no adjustment in the Per Share Warrant Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share is less than the applicable Per Share Warrant Price in effect on the date of, and immediately prior to such issue.

(c) Deemed Issue of Additional Shares of Common Stock. In the event that the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of common stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i) no further adjustments in the Per Share Warrant Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Per Share Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii) upon the expiration of any such Options or rights, the termination of any such rights to convert or exchange or the expiration of any Options or rights related to such Convertible Securities or exchangeable securities, the Per Share Warrant Price, to the extent in any way affected by or computed using such Options, rights or Convertible Securities or Options or rights related to such Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such Options or rights, upon the conversion or exchange of such Convertible Securities or upon the exercise of the Options or rights related to such Convertible Securities;

(d) Adjustment of Per Share Warrant Price Upon Issuance of Additional Shares of Common Stock. In the event that the Company, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Per Share Warrant Price in effect on the date of and immediately prior to such issue (a “Dilutive Transaction”), then and in such event, the Per Share Warrant Price shall, automatically and without further action, be reduced to an amount determined by multiplying the Per Share Warrant Price then in effect by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exchange or exercise of any outstanding shares of Convertible Securities or Options) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at such Per Share Warrant Price then in effect (prior to such adjustment); and

(ii) the denominator of which shall be (X) the number of shares of Common Stock outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion, exchange or exercise of any outstanding shares of Options or Convertible Securities), plus (Z) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

          (e) Stock Dividends, Subdivisions and Combinations. In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the securities purchasable upon the exercise of this Warrant shall be proportionately adjusted and the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(f) Reclassification, Reorganization and Consolidation. In case of any capital reclassification or reorganization, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third entity into the Company, the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 20 days prior to the anticipated closing of such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock, provided, however, that any adjustments which by reason of this Subsection 3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution (if any) to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

(h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modifi-cation of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder. In addition, the Company shall issue a certificate signed by the chief financial officer of the Company setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder.

(i) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock the Company shall mail notice thereof to the Holder not less than 20 days prior to the record date fixed for determining stock-holders entitled to participate in such dividend or other distribution.

(j) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors shall in good faith determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

(k) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such option, right warrant or conversion shall not have been exercised, the number of Warrant Shares purchasable upon exercise of this Warrant, to the extent this Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

(l) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of the adjustments set forth in this Section 3, then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

4. Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, subject to the Holder’s compliance with the terms hereof, at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal on the part of the Company, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

5. Registration.

(a) If the Company proposes to register for its own account or for any stockholders any of its capital stock or other securities under the Securities Act of 1933, as amended (the “Act”) in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or an SEC Rule 145 transaction), the Company shall, at such time, promptly give Holder written notice of such registration. Upon the written request of Holder given within 20 days after Holder’s receipt of such notice from the Company, the Company shall use its commercially reasonable best efforts to cause to be registered under the Act all of the Common Stock that Holder has requested to be registered. Notwithstanding the foregoing, if the managing underwriter, or the Chief Executive Officer of the Company in the event of an offering with no underwriters, determines in good faith that marketing factors require a limitation of the number of shares to be sold in such registration, then the managing underwriter or the Chief Executive Officer of the Company, as the case may be, may exclude shares of Holder from the registration, and the number of shares that may be included in the registration and the underwriting shall be allocated to the Company; provided, however, that (i) no exclusion of the Holder’s shares shall be made unless all other stockholders’ securities are first excluded, and that (ii) in no event shall the amount of shares of the Holder included in an offering by the Company of its securities be reduced below 25% of the total amount of securities included in such offering. For the avoidance of doubt, the Company may terminate a proposed registration in its entirety at any time.

(b) If at any time the shares of Common Stock held by Holder have been registered under Section 5(a), and if the Company thereafter hereafter lists its Common Stock

(and only so long as the class of common stock is so listed) on any national securities exchange, the Nasdaq Global Market or the Nasdaq Smallcap Market, the Company shall use its commercially reasonable efforts to keep the Warrant Shares (or such securities, e.g., Common Stock, into which such Warrant Shares are ultimately convertible into) authorized for listing on such exchange upon notice of issuance.

6. Investment Intent; Limited Transferability.

(a) The Holder represents to the Company, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

(b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder, by acceptance of this Warrant, agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act and in accordance with the legend set forth on the first page hereof.

(c) Either by reason of such Holder’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder’s interests in connection with the transactions contemplated by this warrant. The Holder, by its acceptance of this Warrant, represents to the Company that that it is able to fend for itself, can bear the economic risk of its investment, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant, and has had the opportunity to ask questions and receive answers from the Company regarding its business and financial condition. Holder also represents it has not been organized for the purpose of acquiring this Warrant.

(d) The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

(e) The Holder is an “accredited investor” within the meaning of Regulation D under the Act.

7. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8. Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to the Holder as set forth herein.

9. Transfer. Holder may transfer this Warrant and any Warrant Shares issuable upon the exercise hereof to any affiliate or wholly-owned subsidiary or parent entity or entity under common control of or with Holder; provided, however, that Holder shall provide the Company with notice promptly following any such transfer.

10. Communication. No notice or other communi-cation under this Warrant shall be effective or deemed to have been given unless, the same is in writing and is mailed by first-class mail, postage prepaid, or via recognized overnight courier with confirmed receipt, addressed to:

(a) the Company at 8100 Southpark Way, Suite A-9, Littleton, CO 80210 or other such address as the Company has designated in writing to the Holder.

(b) the Holder at 18881 Von Karman Ave, 16th Floor, Irvine, CA 92612.

11. Successors and Assigns. The terms and provisions of this Warrant shall insure to the benefit of, and be binding upon, the Company, its successors and assigns.

12. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the law of the State of California without giving effect to the principles of conflicts of law thereof. The Company hereby irrevocably consents to personal jurisdiction in the state and federal courts of the State of California and agrees that venue shall be proper in such courts.

13. Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Holder and the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President this 18TH day of October, 2006.

ZYNEX MEDICAL HOLDINGS, INC.

 By:  /s/ Thomas Sandgaard
                   Name: Thomas Sandgaard
 Title:   President and Chief Executive Officer

SUBSCRIPTION (cash)

The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock of Zynex Medical Holdings, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:_______________       Signature:____________________

Address:______________________

ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ (“Transferee”) the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Zynex Medical Holdings, Inc. By acceptance of the foregoing Warrant, Transferee shall become a Holder under said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.

Dated:_______________       Signature:____________________

Address:______________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of Common Stock of Zynex Medical Holdings, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer such part of said Warrant on the books of Zynex Medical Holdings, Inc. By acceptance of the proportionate part of foregoing Warrant, Transferee shall become a Holder under said proportionate part of said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.

Dated:_______________       Signature:____________________

Address:______________________